UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 1, 2009

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

(Address of Principal Executive Offices, Including Zip Code)

(305) 714-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on July 1, 2009, Carrier Enterprise, LLC (“Carrier Enterprise”), a subsidiary of Watsco, Inc. (the “Company”), entered into a secured, three-year $75,000,000 credit agreement (the “Credit Agreement”) with three lenders, Wells Fargo Bank, N.A. as Joint Lead Arranger, Joint Bookrunner and Administrative Agent, J.P. Morgan Securities, Inc. as Joint Lead Arranger and Joint Bookrunner, and J.P. Morgan Chase Bank, N.A., as Syndication Agent. The Company filed the Credit Agreement as Exhibit 10.1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 8, 2009 (the “July 8-K”).

In response to comments received from the Staff of the SEC, this Amendment No. 2 to the July 8-K contains the Credit Agreement, including all schedules and exhibits previously omitted. Certain information contained in the schedules has been redacted pursuant to a request for confidential treatment submitted to the SEC.

The Credit Agreement is filed as Exhibit 10.1 to this Amendment No. 2 to the July 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of July 1, 2009, by and among Carrier Enterprise, LLC, as Borrower, the Lenders Signatory Thereto, Wells Fargo Bank, N.A., as Joint Lead Arranger, Joint Bookrunner and Administrative Agent, J.P. Morgan Securities, Inc., as Joint Lead Arranger and Joint Bookrunner and J.P. Morgan Chase Bank, N.A. as Syndication Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: July 23, 2010	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of July 1, 2009, by and among Carrier Enterprise, LLC, as Borrower, the Lenders Signatory Thereto, Wells Fargo Bank, N.A., as Joint Lead Arranger, Joint Bookrunner and Administrative Agent, J.P. Morgan Securities, Inc., as Joint Lead Arranger and Joint Bookrunner and J.P. Morgan Chase Bank, N.A. as Syndication Agent.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.